UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE E.W. SCRIPPS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-1223339
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Shares, par value $0.01 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by The E.W. Scripps Company (the “Registrant”), an Ohio corporation, with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration of its Class A Common shares (“Common shares”), par value $0.01 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of its Common shares from the New York Stock Exchange to The Nasdaq Global Select Market ("NASDAQ").

Item 1.     Description of Registrant's Securities to be Registered

The Registrant hereby incorporates by reference the description of its Common shares to be registered hereunder set forth under the heading “Description of Capital Stock of Scripps” in the Registrant’s Registration Statement on Form S-4 (File No. 333-200388), filed with the Commission pursuant to the Securities Act of 1933, as amended, on November 20, 2014.

Item 2.     Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NASDAQ and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Lisa A. Knutson
Lisa A. Knutson
Executive Vice President and Chief Financial Officer
Dated: June 1, 2018

3